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                              HINSHAW & CULBERTSON

  APPLETON, WISCONSIN         PIPER JAFFRAY TOWER
 BELLEVILLE, ILLINOIS              SUITE 3100               MIAMI, FLORIDA
 BLOOMINGTON, ILLINOIS       222 SOUTH NINTH STREET      MILWAUKEE, WISCONSIN
 BROOKFIELD, WISCONSIN    MINNEAPOLIS, MINNESOTA 55402     MUNSTER, INDIANA
  CHAMPAIGN, ILLINOIS                                      PEORIA, ILLINOIS
   CHICAGO, ILLINOIS              612.333.3434             PHOENIX, ARIZONA
CRYSTAL LAKE, ILLINOIS                                    ROCKFORD, ILLINOIS
FT. LAUDERDALE, FLORIDA                                   ST. LOUIS, MISSOURI
 JACKSONVILLE, FLORIDA                                 SAN FRANCISCO, CALIFORNIA
   JOLIET, ILLINOIS          TELEFAX: 612.334.8888       SPRINGFIELD, ILLINOIS
LAKE GENEVA, WISCONSIN                                      TAMPA, FLORIDA
    LISLE, ILLINOIS                                       WAUKEGAN, ILLINOIS




WRITER'S DIRECT DIAL NO.                                                FILE NO.
612-334-2511                                                              753321

                               November 8th, 2001



Securities and Exchange Commission                                   EXHIBIT 5.1
Judiciary Plaza
450 Fifth Street N.W.
Washington, D.C. 20549

         Re: Daktronics, Inc. 2001 Incentive Stock Option Plan and the Daktronics, Inc. 2001 Outside Directors Stock Option Plan Daktronics, Inc. 1993 Incentive Stock Option Plan, as amended Daktronics, Inc. 1993 Outside Directors Stock Option Plan, as
                amended


Dear Sir/Madam:

         In connection with the registration of 2,400,000 shares of Common Stock, without par value, of Daktronics, Inc. (the "Company") by the Registration Statement on Form S-8 reserved for issuance and sale pursuant to the Company's 1993 Incentive Stock Option Plan, as amended, 2001 Incentive Stock Option Plan and the registration of 800,000 shares of Common Stock by the Company on Form S-8 reserved for issuance and sale pursuant to the Company's 1993 Outside Directors Stock Option Plan, as amended, 2001 Outside Directors Stock Option Plan (together, the "Plans"), we have examined such documents and records as we have deemed necessary to render the following opinion.

         Based on the foregoing, we are of the opinion that:

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         (a) The Company has been duly incorporated under the laws of the State of South Dakota and is a validly organized and existing corporation, and has corporate authority to issue the shares of common stock referred to in the Registration Statement.

         (b) The 2,400,000 shares of Common Stock to be offered by the Company pursuant to the 1993 Incentive Stock Option Plan, as amended, 2001 Incentive Stock Option Plan, and the 800,000 shares of Common Stock to be offered by the Company pursuant to the 1993 Outside Directors Stock Option Plan, as amended, 2001 Outside Directors Stock Option Plan, when issued and paid for upon the terms and in the manner set forth in the respective Plans and the agreements with persons who receive options under the Plans, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        HINSHAW & CULBERTSON


                                        By
                                          -------------------------------
                                          Robert A. Minish, Partner